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                            EXHIBIT 5

                        October 10, 2000


Board of Directors
Credo Petroleum Corporation
1801 Broadway, Suite 900
Denver, Colorado 80202

                                Re:  Sale of Common Stock
                                     Pursuant to Registration
                                     Statement on Form S-8
                                     Covering Credo Petroleum
                                     Corporation 1997 Stock
                                     Option Plan

Ladies and Gentlemen:

     We have acted as counsel to Credo Petroleum Corporation, a Colorado corporation, (the Company') in connection with the registration pursuant to a Registration Statement on Form S-8 (the Registration Statement') of 416,667 shares of the Company's common stock, par value $.10 per share (the Common Stock'), issuable upon exercise of options or awards that have been or may be granted under the Credo Petroleum Corporation 1997 Stock Option Plan (the Plan'). The 416,667 shares of Common Stock being registered under the Registration Statement are referred to herein as the Shares.' This opinion is delivered to you pursuant to Item 601 (b)(5) of Regulation S-B under the Securities Act of 1933, as amended.

     Subject to the limitations set forth herein, we are of the opinion that the Shares, when issued and paid for in accordance with the Plan and any agreement applicable to the Shares, will be validly issued, fully paid, and non-assessable.

     The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares, as amended from time to time, as the attorneys who will pass upon legal matters in connection with the issuance of the Shares, and to the filing of this opinion as an exhibit to the aforesaid Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules of the Securities and Exchange Commission.

                              Very truly yours,


                              /s/  DAVIS GRAHAM & STUBBS LLP